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                                                                   EXHIBIT 10.14

                                SERVICE AGREEMENT
                                     BETWEEN
                    FIRST COMMERCIAL BANK AND FIRSTSERV, INC.
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                                  ATTACHMENT 1

                              TERMS AND CONDITIONS

I.  SERVICES

    (A) FirstServ, Inc. agrees to furnish First Commercial Bank data processing and item processing services selected by First Commercial Bank from the Product and Price Schedule (Attachment 2). Additional services may be selected upon prior written notice to FirstServ, Inc. at FirstServ, Inc.'s then current list price by executing an amended Summary Page.

    (B) FirstServ, Inc. will provide conversion and training services for the fees specified from the Product and Price Schedule (Attachment 2). Classroom training in the use and operation of the system for the number of First Commercial Bank personnel mutually agreed upon in the conversion planning process will be provided at a training facility mutually agreed upon. Conversion services are those activities designed to transfer the processing of First Commercial Bank's data from it's present processing company to FirstServ, Inc..

    (C) FirstServ, Inc. will also provide Network Support Service consisting of communication line monitoring and diagnostic equipment and support personnel to discover, diagnose, repair or report line problems to the appropriate telephone company. The fee for this service is also listed from the Product and Price Schedule (Attachment 2).

    (D) FirstServ, Inc. shall upon request act as First Commercial Bank's designated representative to arrange for the purchase, and installation of data lines necessary to access the FirstServ, Inc. system. Where requested, additional dial-up lines and equipment to be utilized as a backup to the regular data lines may also be ordered. FirstServ, Inc. shall bill First Commercial Bank for the actual charges incurred for the data lines and for the maintenance of the modems and other interface devices.

II. TERM

    The term of this Agreement shall be twelve (12) months commencing on December 8, 1995. Upon expiration, the Agreement will automatically renew for successive terms of twelve (12) months unless either party shall have provided written notice to the other at least one-hundred eighty (180) days prior to expiration, of the then current term, of its intent not to renew.

III.SOFTWARE/FIRMWARE

    Unmodified third party software or firmware ("Software") may be supplied as part of the Agreement. All such Software shall be provided subject to Software License Agreements.

IV. PRICE AND PAYMENT

    (A) Fees for FirstServ, Inc.'s services are set forth from the Product and Price Schedule (Attachment 2), including where applicable minimum monthly charges and payment schedules for onetime fees.

    (B) Standard Fees shall be invoiced no later than the fifteenth (15th) of each month for the then current month.
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    (C)  The Base Service Charge listed from the Product and Price Schedule
         (Attachment 2) shall not change more than once a year and then only upon six (6) months' prior written notice.

    (D) This above limitation shall not apply to Pass-thru expenses. A Pass-thru Expense is a charge for goods or services by FirstServ, Inc. on First Commercial Bank's behalf which are to be billed to First Commercial Bank without mark-up.

    (E) The fees listed from the Product and Price Schedule (Attachment 2) do not include and First Commercial Bank is responsible for furnishing transportation or transmission of information between FirstServ, Inc.'s data center, First Commercial Bank's site and any applicable clearing house, regulatory agency or Federal Reserve Bank. Where First Commercial Bank has elected to have FirstServ, Inc. provide Telecommunication Services, the price for the Services will be provided and billed as a Pass-thru expense.

    (F) Network Support Service Fees and Local Network Fees are based upon services rendered from FirstServ, Inc.'s premises. Off-premise support will be provided upon First Commercial Bank's request on an as available basis at FirstServ, Inc. then current charges for time and materials, plus reasonable travel and living expenses.

V.  CLIENT OBLIGATIONS

    (A) First Commercial Bank shall be solely responsible for the input, transmission or delivery of all information and data required by FirstServ, Inc. to perform the services except where First Commercial Bank has retained FirstServ, Inc. to handle such responsibilities on its behalf. The data shall be provided in a format and manner approved by FirstServ, Inc.. First Commercial Bank will provide at its own expense or procure from FirstServ, Inc. all equipment, computer software, communication lines and interface devices required to access the FirstServ, Inc. System. If First Commercial Bank has elected to provide such items itself, FirstServ, Inc. shall provide First Commercial Bank with a list of compatible equipment and software.

    (B) First Commercial Bank shall designate appropriate First Commercial Bank personnel for training in the use of the FirstServ, Inc. System, shall allow FirstServ, Inc. access to First Commercial Bank's site during normal business hours for conversion and shall cooperate with FirstServ, Inc. personnel in the conversion and implementation of the services.

    (C) First Commercial Bank shall comply with any operating instructions on the use of the FirstServ, Inc. system provided by FirstServ, Inc., shall review all reports furnished by FirstServ, Inc. for accuracy and shall work with FirstServ, Inc. to reconcile any out of balance conditions. First Commercial Bank shall determine and be responsible for the authenticity and accuracy of all information and data submitted to FirstServ, Inc.

V.  CLIENT OBLIGATIONS - CONTINUED

    (D) First Commercial Bank shall furnish, or if FirstServ, Inc. agrees to so furnish, reimburse FirstServ, Inc. for courier services applicable to the services requested.
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VI. GENERAL ADMINISTRATION

    FirstServ, Inc. is continually reviewing and modifying the FirstServ, Inc. system to improve service and to comply with federal government regulations applicable to the data utilized in providing services to First Commercial Bank. FirstServ, Inc. reserves the right to make changes in the service, including, but not limited to operating procedures, security procedures, the type of equipment resident at and the location of FirstServ, Inc.'s data center. FirstServ, Inc. will provide First Commercial Bank under this contract as follows: at least sixty (60) days prior written notice of changes in procedures or reporting and at least six (6) months prior written notice of changes in service costs.

VII.CLIENT CONFIDENTIAL INFORMATION

    (A) FirstServ, Inc. shall treat all information and data relat- ing to First Commercial Bank business provided to FirstServ, Inc. by First Commercial Bank, or information relating to First Commercial Bank's Customers, as confidential and shall safe-guard First Commercial Bank's information with the same degree of care used to protect FirstServ, Inc.'s confidential information. FirstServ, Inc. and First Commercial Bank agree that master and transaction data files are owned by and constitute property of First Commercial Bank. First Commercial Bank data and records shall be subject to regulation and examination by State and Federal supervisory agencies to the same extent as if such information were on First Commercial Bank's premises. FirstServ, Inc. obligations under this Section VII shall survive the termination or expiration of this Agreement.

    (B) FirstServ, Inc. shall maintain adequate backup procedures including storage of duplicate record files as necessary to reproduce First Commercial Bank's records and data. In the event of a service disruption due to reasons beyond FirstServ, Inc.'s control, FirstServ, Inc. shall use diligent efforts to mitigate the effects of such an occurrence.

VIII.FIRSTSERV, INC. CONFIDENTIAL INFORMATION

    (A) First Commercial Bank shall not use or disclose to any third persons any confidential information concerning FirstServ, Inc.. FirstServ, Inc. confidential information is that which relates to FirstServ, Inc.'s software, research, development, trade secrets or business affairs including, but not limited to, the terms and conditions of this Agreement but does not include information in the public domain through no fault of First Commercial Bank. First Commercial Bank obligations under this Section VIII shall survive the termination or expiration of this Agreement.

    (B) FirstServ, Inc.'s system contains information and computer software which is proprietary and confidential information of FirstServ, Inc., its suppliers and licensers. First Commercial Bank agrees not to attempt to circumvent the devices employed by FirstServ, Inc. to prevent unauthorized access to the FirstServ, Inc.'s System.

IX. WARRANTIES

    FirstServ, Inc. will accurately process First Commercial Bank's work provided that First Commercial Bank supplies accurate data and follows the procedures described in FirstServ, Inc.'s User Manuals, notices and advises. FirstServ, Inc. personnel will exercise due care in the
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    processing of First Commercial Bank's work. In the event of an error caused by FirstServ, Inc.'s personnel, programs or equipment, FirstServ, Inc. shall correct the data and/or reprocess the affected report at no additional cost to First Commercial Bank.

X.  LIMITATION OF LIABILITY

    IN NO EVENT SHALL FIRSTSERV, INC. BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM First Commercial Bank's USE OF FIRSTSERV, INC.'S SERVICES, OR FIRSTSERV, INC.'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. FIRSTSERV, INC.'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY First Commercial Bank TO FIRSTSERV, INC. IN THE THREE (3) MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FIRSTSERV, INC.'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID FOR THE EQUIPMENT OR SOFTWARE.

XI. PERFORMANCE STANDARDS

    (A) ON-LINE AVAILABILITY - FirstServ, Inc.'s standard of performance shall be on-line availability of the system 98% of the time that it is scheduled to be so available over a three month period (the "Measurement Period"). Actual on-line performance will be cal- culated monthly by comparing the number of hours which the system was scheduled to be operational on an on-line basis with the number of hours, or a portion thereof, it was actually operational on an on-line basis. Downtime may be caused by operator error, hardware malfunction or failure, or environmental failures such as loss of power or air conditioning. Downtime caused by reasons beyond FirstServ, Inc.'s control should not be considered in the statistics.

    (B) REPORT AVAILABILITY - FirstServ, Inc.'s standard of performance for report availability shall be that, over a three (3) month period, ninety-five percent (95%) of all Critical Daily Reports shall be available for remote printing on time without significant errors. A Critical Daily Report shall mean priority group reports which FirstServ, Inc. and First Commercial Bank have mutually agreed in writing are necessary to properly account for the previous day's activity and properly notify First Commercial Bank of overdraft, NSF or return items. A Significant error is one which impairs First Commercial Bank's ability to properly account for the previous days activity and/or properly account for overdraft, NSF or return items. Actual performance will be calculated monthly by comparing the total number of First Commercial Bank reports scheduled to be available from FirstServ, Inc. to the number of reports which were available on time and without error.

    (C) EXCLUSIVE REMEDY - In the event that FirstServ, Inc.'s perfor- mance fails to meet the standards listed above and such failure is not the result of a First Commercial Bank error or omission, First Commercial Bank's sole and exclusive remedy for such default shall be the right to terminate this Agreement in accordance with the provisions of this paragraph. In the event that FirstServ, Inc. fails to achieve any Performance Standards, alone or in combination, for the prescribed measurement period, First Commercial Bank shall notify FirstServ, Inc. of its intent to terminate this agreement if FirstServ, Inc. fails to restore performance to the committed levels. FirstServ, Inc. shall advise First Commercial Bank promptly upon correction of the system deficiencies (in no event shall corrective action exceed sixty (60)
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         days from the notice date) and shall begin an additional measurement period. Should FirstServ, Inc. fail to achieve the required Performance Standards during the remeasurement period, First Commercial Bank may terminate this Agreement and FirstServ, Inc. shall cooperate with First Commercial Bank to achieve an orderly transition to First Commercial Bank's replacement processing system. First Commercial Bank may also terminate this Agreement if FirstServ, Inc.'s performance for the same standard is below the relevant performance standard for more than two
         (2) measurement periods in any consecutive twelve (12) months or for more than five (5) measurement periods during the term of this agreement. During the period of transition, First Commercial Bank shall pay only such charges as are incurred for monthly fees until the date of deconversion. FirstServ, Inc. shall not charge First Commercial Bank for services relating to First Commercial Bank's deconversion.

XII.DISASTER RECOVERY

    (A) A Disaster shall mean any unplanned interruption of the operations of or inaccessibility to the FirstServ, Inc. data center which appears in FirstServ, Inc.'s reasonable judgement to require relocation of processing to an alternative site. FirstServ, Inc. shall notify First Commercial Bank as soon as possible after it deems a service outage to be a Disaster. FirstServ, Inc. shall move the processing of First Commercial Bank's standard on-line services to an alternative processing center as expeditiously as possible. First Commercial Bank shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist First Serv, Inc in implementing the switchover to the alternative processing site. During a Disaster, optional or on-request services shall be provided by FirstServ, Inc. only to the extent that there is adequate capacity at the alternate center and only after stabilizing the provision of base on-line services.

    (B) FirstServ, Inc. shall work with First Commercial Bank to establish a plan for alternative date communications in the event of a Disaster. First Commercial Bank shall be responsible for furnishing any additional communications equipment and data lines required under the adopted plan.

    (C) FirstServ, Inc shall test its Disaster Recovery Services Plan by conducting one annual test. First Commercial Bank agrees to participate in and assist FirstServ, Inc. with such testing. Test results will be made available to First Commercial Bank's regulators, internal and external auditors, and (upon request) to First Commercial Bank's insurance underwriters.

    (D) First Commercial Bank understands and agrees that the FirstServ, Inc. Disaster Recovery Plan is designed to minimize but not eliminate risks associated with a Disaster affecting FirstServ, Inc.'s data center. FirstServ, Inc. does not warrant that service will be uninterrupted or error free in the event of a Disaster. First Commercial Bank maintains responsibility for adopting a disaster recovery plan relating to disasters affecting First Commercial Bank's facilities and for securing business interruption insurance or other insurance as necessary to properly protect First Commercial Bank's revenues in the event of a disaster.
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XIII.TERMINATION OR EXPIRATION

    (A) In the event that First Commercial Bank is thirty (30) days in arrears in making any payment required, or in the event of any other material default by either FirstServ, Inc. or First Commercial Bank in the performance of their obligations, the affected party shall have the right to give written notice to the other of the default and its intent to terminate this Agreement stating with reasonable particularity the nature of the claimed default. This Agreement shall terminate if the default has not been cured within a reasonable time with a minimum being thirty (30) days from the effective date of the notice.

    (B) Upon the expiration of this Agreement, or its termination due to FirstServ, Inc.'s business termination, FirstServ, Inc. shall furnish to First Commercial Bank such copies of First Commercial Bank's data files as First Commercial Bank may request in machine readable format form along with such other information and assistance as or is reasonable and customary to enable First Commercial Bank to deconvert from the FirstServ, Inc. system. First Commercial Bank shall reimburse FirstServ, Inc. for the production of data records and other services at FirstServ, Inc.'s current fees for such services.

XIV.INSURANCE

    FirstServ, Inc. carries Comprehensive General Liability insurance with primary limits of two million dollars, Commercial Crime insurance covering Employee Dishonesty in the amount of fifteen million dollars, all-risk replacement cost coverage on all equip- ment used at FirstServ, Inc.'s data center and Workers Compensa- tion coverage on FirstServ, Inc. employees wherever located in the United States.

XV. GENERAL

    (A) This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither party may assign this Agreement in whole or in part without the consent of First Commercial Bank and/or FirstServ, Inc., and provided further that FirstServ, Inc. may subcontract any or all of the services to be performed under this Agreement. Any such subcontractors shall be required to comply with all of the applicable terms and conditions of this Agreement.

    (B) The parties agree that, in connection with the performance of their obligations hereunder, they will comply with all applicable Federal, State, and local laws including the laws and regulations regarding Equal Employment Opportunities.

    (C) FirstServ, Inc. agrees that the office of Thrift Supervision, FDIC, or other authority will have the authority and responsibility provided to the other regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867 (C) relating to service performed by contract or otherwise. First Serv, Inc also agrees that its services shall be subject to oversight by the O.C.C., FDIC or state banking departments as may be applicable under laws and regulations pertaining to First Commercial Bank's charter.

    (D) Neither party shall be liable for any errors, delays or non-performance due to events beyond its reasonable control including, but not limited to, acts of God, failure or delay of power or
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         communications, changes in law or regulation or other acts of governmental authority, strike, weather conditions or transportation.

    (E) All written notices required to be given under this Agreement shall be sent by Registered or Certified Mail, Return Receipt Requested, postage prepaid, or by confirmed facsimile to the persons and at the addresses listed below or to such other address or person as a party shall have designated in writing.

    (F) The failure of either party to exercise in any respect any right provided for herein shall not be deemed a waiver of any rights.

    (G) Each party acknowledges that is has read this Agreement, understands it, and agrees that it is the complete and exclusive statement of the Agreement between the parties and supersedes and merges any prior or simultaneous proposals, understandings and all other agreements with respect to the subject matter. This Agreement may not be modified or altered except by a written instrument duly executed by both parties.

    First Commercial Bank                            FIRSTSERV, INC.
    865 Howe Avenue                                  One First Missouri Center
    Sacramento, California  95825                    St. Louis, Missouri  63141



    BY: /s/ James E. Culleton                        BY: /s/ Thomas A. Bangert
        ---------------------                            ---------------------
        James E. Culleton                                Thomas A. Bangert
        President                                        President
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                                  ATTACHMENT 2

                           PRODUCT AND PRICE SCHEDULE



                                                                      MONTHLY
                                   VOLUME         PRICE                FEES
                                   ------         -----                ----
BASE SERVICES:                                                         $28,000.00

Deposit and Loan Accounts           20,000        Base
                                                    .35 (Above Base)

Transactions                       415,000        Base
                                                    .01 (Above Base)

Network Management                     100        Base
(Per Device)                                      10.00 (Above Base)

POD and Transmission               240,000        Base
                                                    .02 (Above Base)

Inclearing and Transmission        165,000        Base
                                                    .01 (Above Base)

Statements (Per Account)

         DDA                         8,200        Base
                                                    .25 (Above Base)
         Savings                     3,000        Base
                                                    .05 (Above Base)
         Time                        6,300        Base
                                                    .02 (Above Base)
         Loan                        2,000        Base
                                                    .10 (Above Base)
         Deposit Support            17,500        Base
                                                    .25 (Above Base)
         General Ledger                           Base

         Network                                  Pass-thru
         Telecommunications                       Pass-thru
         ATM's                                    Pass-thru

TOTAL BASE SERVICES FEES:                                              $28,000.00

CONVERSION AND TRAINING FEE (ONE TIME FEE)                             $30,000.00
(Does not include travel and related expenses)

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                                    SERVICES

* ACCOUNT ANALYSIS                         * SAVINGS

* ACH PROCESSING                           * SERVICE CHARGE MODELING

* ACCOUNT RECONCILIATION                   * SWEEP ACCOUNTING

* AUDIT CONFIRMATIONS                      * TAPE GENERATION FOR COUPON BOOKS

* CERTIFICATES OF DEPOSITS                 * TAPE GENERATION FOR CREDIT BUREAU

* COMMERCIAL LOANS                         * TELECOMMUNICATIONS (Fee Applicable)

* COMBINED STATEMENTS                      * ATM SERVICES (Fee Applicable)

* CONSUMER LOANS                           * AUDIT SYSTEM

* CUSTOM STATEMENT FORMATS                 * TELLER

* CUSTOMER INFORMATION FILE (CIF)          * CORPORATE CASH MANAGEMENT

* DEMAND DEPOSIT ACCOUNTING                * LOAN COLLECTION SYSTEM

* FINANCIAL MANAGEMENT SYSTEM (G/L)        * LOAN DOCUMENT PREPARATION SYSTEM

* HOST DISASTER RECOVERY BACK-UP           * MARKETING CIF (MCIF)

* LINES OF CREDIT                          * OPTICAL STORAGE & RETRIEVAL SYSTEM

* MORTGAGE LOANS                           * QUERY REPORT WRITER

* NETWORK SUPPORT (Fee Applicable)         * REGULATORY COMPLIANCE MONITORING
                                             SYSTEM
* ON-LINE NSF/OD RETURN PROCESSING
* REPORT DISTRIBUTION SYSTEM               * SAFE DEPOSIT BOX SYSTEM

* RETIREMENT PROCESSING                    * SENDERO ASSET/LIABILITY MANAGEMENT
                                             SYSTEM

* INCLEARING PROCESSING                    * VOICE RESPONSE SYSTEM

* PROOF/CAPTURE

* STATEMENT RENDERING

* BULK FILE CYCLE SORT